UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023

New Peoples Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	000-33411	31-1804543
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

67 Commerce Drive Honaker, Virginia	24260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 873-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On February 27, 2023, the Board of Directors of New Peoples Bankshares, Inc. (the “Company”) approved and adopted the New Peoples Bankshares, Inc. Long-Term Cash Incentive Plan (the “Plan”). The Plan, which became effective on February 27, 2023, provides for cash incentive awards to Plan participants based on the Company’s quarterly earnings per share of common stock over the period specified in the Plan.

Certain members of management or highly compensated employees of the Company or the Company’s wholly owned subsidiary, New Peoples Bank, Inc. (the “Bank”), are eligible to participate in the Plan. Individual awards are settled solely in cash, determined by multiplying quarterly earnings per share by the number of notional shares covered by a Plan award. Awards for up to 500,000 notional shares of common stock of the Company, as adjusted to reflect changes in capitalization of the Company, if any, may be granted under the Plan. The Plan does not grant participants equity in the Company and does not create any shareholders rights.

For each award, a participant receives an allocation equal to earnings per share, for each share covered by the award, on a quarterly basis. For purposes of the Plan, the Plan administrator may adjust the earnings per share for any period to mitigate or exclude the impact of any item that is unusual in nature or amount or infrequent in occurrence. Awards become vested in 25% increments, on each of the first through fourth anniversaries of the date of grant, subject to a participant’s continuous employment with the Company through the applicable anniversary. Awards are settled on the earliest of a participant’s separation from service, a change in control, or the ten-year anniversary of the Plan’s effective date. Vested portions of an award are generally paid in three installments.

The Plan is administered by a committee consisting of members of the Board of Directors of the Company who are independent directors under the listing standards of The Nasdaq Stock Market, LLC and non-employee directors under Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Initial awards under the Plan were made on February 28, 2023, to C. Todd Asbury, President and Chief Executive Officer of the Company and the Bank (140,000 shares); James W. Kiser, Executive Vice President and Chief Banking Officer of the Bank (110,000 shares); and Bryan T. Booher, Executive Vice President and Chief Risk Officer of the Bank (100,000 shares). In addition, awards with respect to 150,000 shares were made to other members of senior management.

 Item 9.01.    Financial Statements and Exhibits.

        (d)       Exhibits

Exhibit No. Description

10.1 New Peoples Bankshares, Inc. Long-Term Cash Incentive Plan.

10.2 Form of Award Agreement for New Peoples Bankshares, Inc. Long-Term Cash Incentive Plan.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PEOPLES BANKSHARES, INC.

Date:	March 2, 2023	By:	/s/ Christopher G. Speaks
Christopher G. Speaks
Executive Vice President and Chief Financial Officer